UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2015

DREW INDUSTRIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-13646	13-3250533

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3501 County Road 6 East, Elkhart, Indiana		46514

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(574) 535-1125

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 28, 2015, Drew Industries Incorporated ("Drew" or the "Company") announced that David M. Smith would be joining the Company as Chief Financial Officer. On September 28, 2015, in conjunction therewith, the Company entered into an Executive Employment Agreement with Mr. Smith, with the same terms and provisions as included in the form of Executive Employment Agreement adopted by the Company for its senior officers.

Mr. Smith's initial base salary was set at $500,000, which will be reviewed and adjusted on an annual basis. Mr. Smith will also participate in the Company's 2015 Management Incentive Plan (the "2015 Program"), on a prorated basis. With respect to Mr. Smith, 90% of the incentive award is based on a formula related to return on invested capital ("ROIC") and 10% is based on revenue growth targets. If 2015 ROIC is greater than 15% and less than 18% (“Tier 1”), incentive compensation is payable to Mr. Smith at 0.80% of consolidated operating profit in excess of 15% of invested capital and up to 18% of invested capital. If 2015 ROIC is greater than 18% and less than 21% (“Tier 2”), incentive compensation is payable to Mr. Smith at 0.85% of consolidated operating profit in excess of 18% of invested capital and up to 21% of invested capital, plus the amount calculated for the Tier 1 bonus. If 2015 ROIC is greater than 21% (“Tier 3”), incentive compensation is payable to Mr. Smith at 0.90% of consolidated operating profit in excess of 21% of invested capital, plus the amount calculated for the Tier 1 and Tier 2 bonus.

In the event of a termination by the Company without cause (as defined in the Executive Employment Agreement) or by the executive for good reason (as defined in the Executive Employment Agreement), Mr. Smith would be entitled to severance compensation consisting of two years base salary, an amount equivalent to two times his average bonus of the prior three years (with the average capped at current base salary), as well as a proportionate amount of any payment due under the then-current management incentive plan and accelerated vesting of time-based equity awards. In the event of termination on account of disability or death, Mr. Smith would be entitled to compensation consisting of one year base salary, as well as a proportionate amount of any payment due under the then-current management incentive plan, accelerated vesting of time-based equity awards, and a proportionate amount of shares earned pursuant to performance-based equity awards. The Executive Employment Agreement also includes restrictive covenants with respect to non-competition, non-solicitation and confidentiality.

The descriptions of the Executive Employment Agreement and the 2015 Program contained herein are a summary of the material terms, do not purport to be complete, and are qualified in their entirety by reference to the form of agreement and the 2015 Program, which were filed as Exhibit 10.1 and Exhibit 10.2, respectively, to the Company's Current Report on Form 8-K filed on March 4, 2015, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibits

10.1 - Form of Executive Employment Agreement (incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed March 4, 2015)
10.2 - 2015 Management Incentive Plan (incorporated by reference to Exhibit 10.2 of the Company's Current Report on Form 8-K filed March 4, 2015)

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DREW INDUSTRIES INCORPORATED
(Registrant)

By: /s/ Robert A. Kuhns Robert A. Kuhns Chief Legal Officer and Secretary

Dated: October 1, 2015

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